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                                                                      EXHIBIT B

                      STOCK OPTION AND PURCHASE AGREEMENT

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THIS STOCK OPTION AND PURCHASE AGREEMENT (the "Agreement") is made and entered into this 9th day of April 1998, by and between Andrew Kaneb and Mrs. Marcela G. Kaneb, spouse of Andrew Kaneb, her liability limited as to conveyance of her marital interest in the stock, if any, (herein acting collectively and designated as the "Seller"), and Fortune Entertainment Corporation, a Delaware corporation, (hereinafter referred to and designated as the "Buyer") herein represented by Mr. David Jackson, duly authorized for these purposes as he so declares.

                                    RECITALS

A. "Seller" is the recorded and beneficial owner of the aggregate sum of 125,000 shares (the "Stock") of the common stock ("Common Stock"), of Sega Gaming Technology Inc., a Nevada corporation (the "Company"), and has all of the rights necessary and required to sell and transfer the said "Stock";

B. "Buyer" desires to acquire "the Stock" from "Seller" and "Seller" desires to sell "the Stock" to "Buyer", upon such terms and conditions as are hereinafter to be more fully enumerated;

         Now, therefore, in consideration of the foregoing premises and the mutual convenants and conditions hereinafter set forth, the parties, hereto do hereby mutually agree as follows:


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1. PURCHASE, OPTION, TRANSFER, CONSIDERATION AND DELIVERY OF STOCK:

         a) Purchase of stock. "Buyer" shall purchase 62,500 shares from "Seller" for $8.00 U.S. Dollars per share for a total purchase price of $500,000.00 Dollars in the aggregate, payable forthwith upon the execution of the present Memorandum of "Stock Option and Purchase Agreement";

         b) Option of stock. "Buyer" shall have an exclusive option to further purchase the balance of the "Stock", (62,500 shares) from "Seller", for $8.80 U.S. Dollars per share ($550,000.00 in the aggregate), (THE "OPTION");

The "Option" shall expire on December 31, 1998, at 4:00 p.m. Est. if not exercised prior thereto;

         c) Transfer of stock. Upon the terms and subject to the conditions of this Agreement, "Seller" hereby agrees to transfer physical possession and title, and "Buyer" hereby agrees to take physical possession and title to "the Stock";

             i) in the case of the first 62,500 shares, physical possession and title thereto, are to be transferred upon receipt of payment by the "Seller";

            ii) in the case of the second tranche of 62,500 shares, physical possession and title are to be transferred upon receipt of payment by the "Seller", or in the event of partial payment(s), in accordance with section e) hereinabove;

         d) Consideration. In consideration of the option and purchase of the aforesaid "Stock", "Buyer" shall pay:

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             i) $550,000.00 U.S. Dollars at the execution of the present
                Memorandum of "Stock Option and Purchase Agreement";

         e) Payment and Delivery. In the event that "Buyer" makes partial payments prior to December 31st, 1998, on the balance of the stock, "Seller" shall be required to deliver physical possession and title to the pro-rata portion of shares paid for, but never in a block(s) of less than 15% of the total number of shares (62,500) to be purchased.

         f) Conditions to Closing. The obligations of "Buyer" and "Seller" pursuant to this Agreement are conditional upon (i) the consent of each of the shareholders of the "Company" to the sale of "the Stock" pursuant to the terms of this Agreement, as required by those certain Stockholders and Registration Rights Agreements, dated May 27, 1997 and December 8, 1997, executed between the "Company" and the persons named therein (the "Stockholders Agreement") and (ii) "Buyer" executing a counterpart of the Stockholders Agreement or an acknowledgment of "Buyer's" obligations as a shareholder of the "Company", at the election of the "Company" and in accordance with the terms of the Stockholders Agreement (the "Conditions"). "Seller" shall give notice of satisfaction of the Conditions referred to in (i) above, promptly upon becoming aware of the same. "Buyer" further agrees to enter into the Stockholders Agreement in satisfaction of the condition described in (ii) above.

         g) Delivery of documents. "Seller" shall cause to be delivered to "Buyer", prior to the signature of these presents, all of the documents mentioned in section 1 paragraph (c)(i) of these presents, including the Stockholders Agreement, and with respect to Section 1 paragraph (c)(ii), all undertakings expressed or implied on the part of the "Buyer" in the present agreement, are subject to the "Buyer"'s satisfaction with said documents. The signature of these presents by the "Buyer" shall confirm his satisfaction that the aforesaid documents have been delivered.
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     h) Further Assurances. Subject to the Closing, each party to this Agreement agrees to execute and deliver, from time to time in the future, such other documents and instruments as the other party may reasonably request in order to carry out and effect the sale, transfer and delivery of "the Stock" to "Buyer", and to vest in "Buyer", a good and marketable title thereto.

     2. REPRESENTATIONS AND WARRANTIES OF "SELLER"

     As a material inducement to "Buyer" to execute this Agreement, and to acquire "the Stock", "Seller" represents and warrants to "Buyer" as follows:

     a) Equity Interest in the Company. "Seller" is the recorded and beneficial owner of and aggregate 125,000 shares of Common Stock.

     b) Title to the Stock. "Seller" warrants and declares that it has good, absolute and marketable title to "the Stock", free and clear of all liens, claims, encumbrances and restrictions of every kind, type, or nature, other than those arising pursuant to the Stockholders Agreement of Sega Gaming Technology. "Seller" has not granted any options, warrants or other rights to any person to acquire any rights or interests in or to any shares of "the Stock", The delivery of "the Stock" to "Buyer" at the closing, under this Agreement shall vest in "Buyer" a good, absolute and marketable title to all of "the Stock", free and clear of any and all liens, claims encumbrances and restrictions of every kind.

     c) Authority; Binding Obligation. "Seller" represents and warrants that it has the full and unrestricted right, power, capacity and authority to enter into, execute and deliver this Agreement and to transfer and deliver good, valid and marketable title to all of "the Stock", free and clear of any and all liens, claims, encumbrances and restrictions of every kind, including any and all community property interests therein, pursuant only to the consent of the "Seller's" spouse, the intervening party, Mrs. Marcela G. Kaneb, which said consent, is part of the present agreement. This Agreement constitutes the legal, valid and binding obligation of "Seller", enforceable against "Seller". In accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

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     d) Knowledge of "Seller". In entering into this Agreement and performing its obligations hereunder, "Seller" has relied upon information concerning the Company from sources other than "Buyer", and not upon any representations of the "Buyer" with respect thereto.

     3. REPRESENTATIONS AND WARRANTIES BY "BUYER"

     As a material inducement to "Seller" to execute this Agreement and to perform "Sellers" obligations hereunder, "Buyer" hereby represents and warrants to "Seller" as follows:

     a) Due Authorization. This Agreement has been duly authorized, executed and delivered by "Buyer" and constitutes a legal, valid and binding obligation of "Buyer", enforceable against "Buyer" in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

     b) Circumstances of Transfer. "Buyer" is acquiring "the Stock" for its own account, for investment purposes only, and not with a view to or for resale in connection with the distribution thereof, in a transaction not accompanied by the publication of any advertisement. Buyer is sophisticated in business matters of this nature, and experienced in evaluation investments of this type.
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         c) Knowledge of "Buyer"; Restricted Stock. In entering into this
Agreement and performing its obligations hereunder, "Buyer" has relied upon information concerning the Company from sources other than the "Seller", and not upon any representations of the "Seller" with respect thereto. "Buyer" is aware of the absence of a public market for "the Stock", knows that the transfer of "the Stock" is restricted by the Securities Act of 1933, as amended, and by the terms of the Stockholders Agreement, and may be restricted by other applicable laws and regulations, and "Buyer" agrees to such restrictions and the placement of a legend or legends reflecting such restrictions an any certificates representing "the Stock".

4.      MISCELLANEOUS

         a) Governing Law. This Agreement is made and entered into in the State of Nevada and the laws of said State shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

         b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         c) Captions and Section Headings. Section titles and captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

         d) Costs and Attorneys' Fees. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the party in whose favor judgement is rendered shall recover all of such party's costs and attorneys' fees


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incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         e) Notices. All notices, requests, demands, deliveries and other communications hereunder shall be in writing and, except as otherwise specifically provided in this Agreement, shall be deemed to have been duly given if delivered by facsimile transmission to the parties at the following addresses and fax numbers.

                  If to "Seller";

                           6311 South Industrial Rd.
                           Las Vegas, NV 89118
                           Fax No, 702-896-6095

                  If to "Buyer":

                           Hart and Trinen
                           1624 Washington Street
                           Denver, CO 80203
                           Fax No.

         Any of the parties hereto may, from time to time, change its address for receiving notices by giving written notice thereof in the manner outlined above.

         f) Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made, the sale and purchase of "the Stock" and payment therefor, and any disposition of "the Stock".

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         g) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement and there are no further or other representations, warranties, agreements or understandings, written or oral, in effect between the parties relating to the subject matter of this Agreement unless expressly referred to herein.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                          "SELLER"

                                          /s/ Andrew Kaneb
                                          --------------------
                                          ANDREW KANEB

                                          /s/ Marcela G. Kaneb
                                          --------------------
                                          MARCELA G. KANEB

                                          "BUYER"

                                          FORTUNE ENTERTAINMENT CORPORATION

                                          PER:    /s/ David Jackson
                                               ----------------------
                                                  DAVID JACKSON, CEO